                            SCHEDULE 14A INFORMATION
                 REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement (Revocation of Consent Statement) / / Confidential, for Use of the Commission Only (as permitted by
     Rule 14s-6(e)(2))
/ / Definitive Proxy Statement (Revocation of Consent Statement) Definitive Additional Materials
/x/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WASHINGTON MUTUAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14s-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transactions:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            Washington Mutual, Inc.

                          [LOGO]  Merger With  [LOGO]

                      Great Western Financial Corporation

                          HIGH GROWTH CONSUMER BANKING

                                 April 28, 1997

FORWARD-LOOKING INFORMATION
--------------------------------------------------------------------------------

This presentation contains estimates of future operating results for 1997, 1998 and 1999 for both Washington Mutual, Inc. and Great Western Financial Corporation on a stand-alone and pro forma combined basis, as well as estimates of financial condition, operating efficiencies and revenue creation on a combined basis. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in WAMU's Current Report on Form 8-K dated March 6, 1997, and its Registration Statement on Form S-4, Registration No. 333-23221, as filed with the Securities and Exchange Commission, to which reference is hereby made.

--------------------------------------------------------------------------------
[LOGO] Washington Mutual                    2               GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------

                                  OVERVIEW OF

                               WASHINGTON MUTUAL

--------------------------------------------------------------------------------

[LOGO] WASHINGTON MUTUAL               3                   GREAT WESTERN [LOGO]

WAMU PROFILE
--------------------------------------------------------------------------------

Mission                 - To Be the Premier Financial Services Organization in
                          the Western United States

Business Lines          - Consumer Banking
                        - Small- to Mid-Size Commercial Banking
                        - Annuities
                        - Securities and Insurance Brokerage

--------------------------------------------------------------------------------
Washington Mutual [LOGO]                                    GREAT WESTERN [LOGO]

KEY STRATEGIES
--------------------------------------------------------------------------------

- Expand Consumer and Commercial Banking Franchises through Internal Growth and Acquisitions

- Maintain a High Quality Balance Sheet

- Improve Operating Efficiency

- Limit Sensitivity to Interest Rate Movements

- Achieve Financial Targets

  - ROCE: >18%                  NPA/Total Assets: <1.00%
  - EPS Growth: 15%             One-Year Gap: >(10%)
  - Efficiency Ratio: <50%      Common Equity/Assets: >5%

--------------------------------------------------------------------------------
Washington Mutual [LOGO]               5                    GREAT WESTERN [LOGO]

EVOLUTION OF A
SUPER-REGIONAL FRANCHISE

-------------------------------------------------------------------------------



                       [MAP OF THE WESTERN UNITED STATES]

                                    1987(a)

                        Assets                 $5.7B
                        Loans                   3.0B
                        Deposits                3.5B
                        Equity                316.9mm
                        Stock Price             6.28
                        Market Capitalization 390.0mm


                       [MAP OF THE WESTERN UNITED STATES]


                                    Q1: 1997

                        Assets                $46.1B
                        Loans                  32.2B
                        Deposits               24.3B
                        Equity                  2.4B
                        Stock Price            48.31
                        Market Capitalization   5.7B

(a) As of and for the latest twelve months ended 12/31/87.

-------------------------------------------------------------------------------
[LOGO]  Washington Mutual                                 GREAT WESTERN [LOGO]

HISTORY OF STRONG EARNINGS AND
DIVIDEND GROWTH(a)
--------------------------------------------------------------------------------

                                  [BAR GRAPH]

                        CORE EPS(b)        DIVIDENDS PER SHARE
                       (CAGR: 16.5%)          (CAGR: 28.5%)
                           WAMU                    WAMU
1992                       $1.84                   $0.33
1993                       $2.30                   $0.50
1994                       $2.62                   $0.70
1995                       $2.76                   $0.77
1996                       $3.39                   $0.90

(a) Reflects numbers as originally reported (prior to restatement for pooling transactions).

(b) Adjusted to exclude gains on sales, restructuring charges, the SAIF recapitalization charge and one-time asset write-offs.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual                 7                 GREAT WESTERN [LOGO]

STOCK MARKET OUTPERFORMANCE
-------------------------------------------------------------------------------
4/1/90 - 12/31/96 COMPARATIVE RETURN(a)

                                  [BAR GRAPH]

                              WAMU ......... 34.0%
                              NOB .......... 28.5%
                              CCI .......... 28.4%
                              WFC .......... 26.2%
                              BAC .......... 24.5%
                              KEY .......... 23.8%
                              USBC ......... 21.5%
                              NB ........... 18.8%
                              ONE .......... 18.6%
                              S&P .......... 15.5%
                              AHM .......... 14.7%
                              GWF .......... 14.2%
                              GDW .......... 14.0%
                              WFSL ......... 13.9%

Source: Bloomberg.
(a) Total return assumes reinvestment of dividends.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual                8                  GREAT WESTERN [LOGO]

1997: Q1 UPDATE
--------------------------------------------------------------------------------

($ in millions, except share data)
                                                                    Percentage
                                        1996:Q1         1997:Q1       Change
                                        -------         -------     ----------
Net Income                              $ 88.8          $114.1         +28%
Earnings per Share                         0.74            0.93        +26%
Net Interest Income                      287.0           317.0         +10%
Non Interest Income                       57.0            75.4         +32%
Depositor Fees                            22.5            28.6         +27%

Return on Average Common Equity           14.2%           19.4%         --
Return on Average Assets                   0.85%           1.01%        --
Efficiency Ratio                          52.6%           49.1%         --
Net Interest Spread                        2.75%           2.77%        --

--------------------------------------------------------------------------------
Washington Mutual [LOGO]                                    GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------

($ in millions)                                                      Percentage
                                        1996:Q1         1997:Q1        Change
                                        -------         -------      ----------
Average Assets                          $41,573         $45,025          +8%
Average Loans                            24,719          31,086         +26%
Average Investments                      14,910          12,035         (19%)

Loan Originations:
  Total                                 $2,993          $3,462          +16%
  Higher Margin Loan Products(a)           481             732          +52%
  Consumer                                 274             370          +35%
  Commercial                                37             148         +302%
Non Single-family/Total Originations       24%             31%           --

NPAs                                      $330            $335           +2%
NPAs/Assets                              0.78%           0.73%           --
Reserves/(NPAs less REO)                  108%            153%           --

(a) Includes construction, multi-family, commercial real estate, consumer and commercial
--------------------------------------------------------------------------------
Washington Mutual [LOGO]                                    GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------
                                                                     Percentage
                                          1996:Q4       1997:Q1        Change
                                          -------       -------      ----------
Net New Checking Accounts Opened:
  WMB and WMBfsb                           31,520        34,358           +9%
  American Savings                          6,063        31,315         +416%
                                          -------       -------      ----------
    Total                                  37,583        65,673          +75%
Retail Checking Accounts:
  WMB and WMBfsb                          608,365       651,474            +7
  American Savings                        237,617       268,932          +13%
                                          -------       -------
    Total Retail Checking Accounts        845,982       920,406            +9

Households Served (2/28/97) (000s)          1,423         1,500           +5%
Transaction(a)/Total Deposits                 40%           42%            -

(a) Includes checking, savings and money market deposits
--------------------------------------------------------------------------------
Washington Mutual [LOGO]                                    GREAT WESTERN [LOGO]

FRANCHISE POTENTIAL OF AMERICAN
------------------------------------------------------------------------------
($ in millions; accounts in thousands)

                                  [BAR GRAPH]

                            Retail Checking Accounts
                              (CAGRs: 22.7%, 8.3%)

                                      WAMU    WAMU & American
                                      ----    --------------
                          1994        394          581
                          1995        489          721
                          1996        608          846
                          97:Q1       651          920


                                  [BAR GRAPH]

                              Depositor Fee Income
                              (CAGRs: 66.5%, 18.5%)(a)


                                      WAMU    WAMU & American
                                      ----    --------------
                          1994        $29          $ 45
                          1995        $58          $ 79
                          1996        $79          $103

                          96:Q1       $17          $ 22
                                                        +27.3%
                          97:Q1       $23          $ 29

(a) For the two-year period from year-end 1994 to year-end 1996
-------------------------------------------------------------------------------
[LOGO] Washington Mutual               12                  GREAT WESTERN [LOGO]

-----------------------------------------------------------------------------









                             GREAT WESTERN MERGER:

                                    OVERVIEW





-----------------------------------------------------------------------------

Washington Mutual [LOGO]                                  GREAT WESTERN [LOGO]

TRANSACTION SUMMARY
--------------------------------------------------------------------------------
        Fixed Exchange Ratio:           0.9x

        Implied Value Per GWF Share:    $47.93(a)

        Caps/Collars:                   None

        Consideration:                  100% common stock

        Accounting/Tax Treatment:       Pooling of interests/Tax-free exchange

        Assumed Closing:                3rd Quarter 1997

        Board Composition:              Four GWF Directors to join WAMU Board

        Termination Fee:                Up to $175 million plus expenses

(a) Based on WAMU closing stock price of $53.25 on 3/5/97, the day prior to the announcement. Implied value is $42.08 based on WAMU closing stock price of $46.75 on 4/23/97.
--------------------------------------------------------------------------------
Washington Mutual [LOGO]             14                    GREAT WESTERN [LOGO]

COMBINATION CREATES STRENGTH AND SCALE
--------------------------------------------------------------------------------
($ in billions)

                                                      At 3/31/97
                                        --------------------------------------
                                          WAMU           GWF         Pro Forma
                                        --------       --------      ---------

Assets                                    $46.0         $42.9          $88.5

Deposits                                  $24.3         $28.2          $52.5

Market Capitalization at 3/5/97           $ 6.3         $ 6.2          $12.9

Banking and Lending Offices                 557           571          1,128(a)

Consumer Finance Offices                     --           502            502

Households (mm)                             1.5           2.7            4.2

Mutual Funds Under Management             $ 1.5         $ 3.1          $ 4.6

LTM(b) Single Family Mortgage
  Originations                            $10.1         $ 6.5          $16.6

LTM(b) Total Loan Originations            $14.1         $ 9.0          $23.1

(a) Before consolidations
(b) Latest twelve months
--------------------------------------------------------------------------------
[LOGO] Washington Mutual               15                   GREAT WESTERN [LOGO]

BENEFITS OF THE TRANSACTION
--------------------------------------------------------------------------------
PREMIER CONSUMER BANKING FRANCHISE
- Geographically diversified West Coast powerhouse
- National mortgage and consumer finance franchises

CREATES SHAREHOLDER VALUE
- EPS accretion and accelerated earnings growth
- Strong, low risk balance sheet

LOW RISK EXECUTION
- Strong management team with proven track record
- Thorough due diligence and business plan formulation
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                 16                 GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------

                             GREAT WESTERN MERGER:
                               A PREMIER CONSUMER
                               BANKING FRANCHISE


--------------------------------------------------------------------------------
[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

STRONG WEST COAST AND FLORIDA FRANCHISES
--------------------------------------------------------------------------------


[MAPS OF THE WESTERN UNITED STATES AND FLORIDA SHOWING BRANCH LOCATIONS]



                         Deposits        Deposit
   State                 ($B)(a)         Share           Rank
------------             --------        -------         ----
California               $34.6            9.2%            3
Washington                 8.1           15.4%            2
Oregon                     2.8           10.0%            3
Florida                    7.1            4.0%            5
Other States               0.6            NA             NA




Source: SNL Securities
(a) June 30, 1996 deposit data updated for announced acquisitions through February 26, 1997.
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                 18                 GREAT WESTERN [LOGO]

NATIONAL CONSUMER ORIGINATION FRANCHISE
--------------------------------------------------------------------------------


[MAP OF THE UNITED STATES SHOWING MORTGAGE LOAN OFFICES
 AND CONSUMER FINANCE LOCATIONS]


                        Mortgage        Consumer
                        Loan            Finance
   State                Offices         Locations
------------            --------        ---------
California              107              28
Washington               30               0
Oregon                   13               0
Florida                  20              35
Other States            123             439
                        ---             ---
  Total                 293             502
                        ===             ===


Great Western:
Black Box     - Retail Mortgage
Black Star    - Wholesale Mortgage
Shaded Box    - Aristar

Washington Mutual:
Bullet - Mortgage Loan Offices
--------------------------------------------------------------------------------
[LOGO] Washington Mutual                 19                 GREAT WESTERN [LOGO]

SINGLE FAMILY MORTGAGE LENDING LEADERSHIP
-------------------------------------------------------------------------------

         CALIFORNIA(a)

[BAR GRAPH]

BAC..........................8.8%
WAMU/GWF.....................6.7%   (WAMU = 4.8%, GWF = 1.9%)
GDW..........................3.0%
NOB..........................2.8%
AHM..........................2.7%

           WASHINGTON(b)

[BAR GRAPH]

WAMU/GWF....................16.5%  (WAMU = 14.6%, GWF = 1.8%)
NOB......................... 6.5%
BAC......................... 4.0%
MEL......................... 2.0%
CCR......................... 1.9%

(a) Source: TRW Redi for year ended 12/31/96.
(b) Source: RMS Information Services for year ended 12/31/96.

-------------------------------------------------------------------------------
[LOGO]  Washington Mutual            20                   GREAT WESTERN [LOGO]

SINGLE FAMILY MORTGAGE LENDING LEADERSHIP
-------------------------------------------------------------------------------

             OREGON(a)

[BAR GRAPH]

WAMU/GWF.....................11.4%   (WAMU=10.1%, GWF=1.3%)
NOB.......................... 5.9%
BAC.......................... 4.7%
MEL.......................... 3.2%
Premier Mortgage............. 2.5%

           WEST COAST ORIGINATIONS ($ B)(b)

[BAR GRAPH]

WAMU/GWF.....................$11.8   (WAMU=$9.1, GWF=$2.7)
BAC..........................$11.4
NOB..........................$ 4.9
GDW..........................$ 3.6
AHM..........................$ 3.2

(a) Source: RMS Information Services for year ended 12/31/96.
(b) Source: RMS Information Services and TRW Redi for year ended 12/31/96.

-------------------------------------------------------------------------------
[LOGO]  Washington Mutual               21                  GREAT WESTERN [LOGO]

STRONG BUSINESS LINE FIT
-------------------------------------------------------------------------------

-- CONSUMER LOAN PRODUCTS
   - Home Equity               [WASHINGTON MUTUAL LOGO]
   - Consumer Finance                                    [GREAT WESTERN LOGO]
   - Manufactured Housing      [WASHINGTON MUTUAL LOGO]
   - Auto/Other                [WASHINGTON MUTUAL LOGO]

-- NON-BANKING SERVICES
   - Mutual Funds              [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Annuities                 [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Securities Brokerage      [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Credit Insurance          [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]

-- BUSINESS BANKING PRODUCTS
   - Small Business Lending                              [GREAT WESTERN LOGO]
   - Business Checking                                   [GREAT WESTERN LOGO]
   - Community Banking         [WASHINGTON MUTUAL LOGO]

-- RETAIL BANKING PRODUCTS
   - Transaction Accounts      [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Certificates/Savings      [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]

-- MORTGAGE LENDING
   - Single Family             [WASHINGTON MUTUAL LOGO]  [GREAT WESTERN LOGO]
   - Residential Construction  [WASHINGTON MUTUAL LOGO]
   - Multi-Family              [WASHINGTON MUTUAL LOGO]
-------------------------------------------------------------------------------
[LOGO]  Washington Mutual              22                  GREAT WESTERN [LOGO]

--------------------------------------------------------------------------------



                             GREAT WESTERN MERGER:

                           SHAREHOLDER VALUE CREATION



--------------------------------------------------------------------------------
[LOGO] Washington Mutual                                  GREAT WESTERN[LOGO]

TESTED ASSUMPTIONS -- ATTRACTIVE RETURNS
-------------------------------------------------------------------------------

          Assumptions                                        Results
------------------------------                   ------------------------------

- Cost savings of $340                          - Double digit accretion
  million in 1999                                 in 1999

- Additional fee income           [ARROW]       - Strong operating
  of $88 million in 1999                          fundamentals

- Surplus capital                               - Maintains solid capital
  supports increased loan                         levels and flexibility
  retention
                                                - Strong NPA, loss
                                                  reserve ratios

-------------------------------------------------------------------------------

[LOGO] Washington Mutual               24                  GREAT WESTERN [LOGO]

EPS ACCRETION BASED ON DUE
DILIGENCED ASSUMPTIONS
--------------------------------------------------------------------------------

($ in millions, except per share data)          1997P      1998P      1999P
                                                -----      -----      -----
WAMU Estimated Net Income(a)                     $471       $556       $623
GWF Estimated Net Income(a)                       397        434        470
                                                -----     ------     ------
  Total Estimated Net Income                      868        990      1,093
  Net Income Available to Common                  847        987      1,093
Cost Savings                                        9        125        204
Fee Income Opportunities                            0         36         53
Earnings from Retained Capital and Loans            0         68        148
                                                -----     ------     ------
  Estimated Combined Net Income                  $856     $1,216     $1,497
                                                =====     ======     ======
Stand Alone EPS                                 $3.84      $4.58      $5.13
Estimated Combined EPS(b)                                  $4.81      $5.90
  % Accretion to First Call                                 5.0%      15.0%
  % EPS Growth                                             25.3%      22.7%

(a) First Call estimates for 1997 and 1998 before preferred dividends. 1999 estimates based on IBES growth rate of 12% and 10.5% for WAMU and GWF.
(b) Based on 252.1mm pro forma shares outstanding in 1997, 253.1mm in 1998, and 253.8mm in 1999. EPS figures include 9.1mm GWF option shares. EPS accretion using option shares under the treasury stock method would be 6.3% and 16.6% in 1998 and 1999.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual              25                   GREAT WESTERN [LOGO]

CONFIDENCE IN EXECUTION
--------------------------------------------------------------------------------

/ /     Unique experience as an acquiror (22 transactions)

/ /     Integration plan is underway

/ /     Deposit/mortgage servicing systems are the same

/ /     Network infrastructure is the same

/ /     WAMU partnerships with:
        o       IBM
        o       EDS
        o       ALLTEL

/ /     Track record of fully integrating within 6 months of close
-------------------------------------------------------------------------------
[LOGO] Washington Mutual              26                   GREAT WESTERN [LOGO]

COST SAVINGS BREAKDOWN
--------------------------------------------------------------------------------

($ in millions)                                  1999
                                          ------------------
                                                   % of GWF
                                          Amount  Op. Exp(a)
                                          ------  ----------
Administration/Finance                      $65      51%
Lending                                      69      49
Corporate Operations                         96      43
Retail Banking                               99      27
Subsidiaries                                 11       7
                                           ----
  Total Pretax Cost Savings                $340
  Aftertax Cost Savings                    $204
Pretax Cost Savings as a % of:
  GWF Net Operating Expenses(b)                  38%
  Combined 1997 G&A(c)                           21%

(a) Based on GWF budgeted 1997 gross operating expenses.
(b) Net operating expenses are net of loan origination costs which are deferred and amortized over the life of the loans and various reimbursable costs.
(c) 1997 G&A net expense base of $900mm for GWF and $745mm for WAMU based on sampling of analyst reports.
-------------------------------------------------------------------------------
[LOGO] Washington Mutual               27                  GREAT WESTERN [LOGO]

COST SAVINGS BREAKDOWN
--------------------------------------------------------------------------------
($ in millions)

                                                                           1999
                                                                          Savings
                                                                          -------
CORPORATE ADMINISTRATION/FINANCE

-   Consolidation of duplicate functions/premises
    -    Corporate properties                                               $16
    -    Executive management                                                 7
    -    Corporate administrative staff                                      42
                                                                            ---
                                                                            $65
                                                                            ===

LENDING

-   Loan office consolidations (approximately 100) and alignment of GWF's
    loan origination cost structure with WAMU's                             $52

-   Reduced servicing cost per loan                                          17
                                                                            ---
                                                                            $69
                                                                            ===

--------------------------------------------------------------------------------
[LOGO]Washington Mutual                          28          GREAT WESTERN[LOGO]

COST SAVINGS BREAKDOWN
--------------------------------------------------------------------------------
($ in millions)

                                                                           1999
                                                                          Savings
                                                                          -------

CORPORATE OPERATIONS
-    Consolidation and implementation of WAMU technology platform           $50
-    Align GWF's cost of branch operations/economies of scale                26
-    Lower loan origination support and credit administration costs          20
                                                                            ---
                                                                            $96
                                                                            ===

CORPORATE MARKETING/RETAIL BANK
-    Retail branch consolidation (approximately 100)                        $50
-    Advertising synergies                                                   25
-    Duplicate staff functions                                               24
                                                                            ---
                                                                            $99
                                                                            ===

--------------------------------------------------------------------------------
[LOGO]Washington Mutual                        29          GREAT WESTERN[LOGO]

MERGER-RELATED CHARGES
FACILITATE COST SAVINGS
-------------------------------------------------------------------------------

($ in millions)

                Additional Loan Loss Reserves           $100

                Severance and Management Payments        145

                Facilities and Equipment                 106

                Other Expenses                            92
                                                        ----
                  Total Expenses                        $443

                Tax Effect                              (125)
                                                        ----
                  Aftertax Expenses                     $318
                                                        ====
-------------------------------------------------------------------------------

[LOGO] Washington Mutual             30                  GREAT WESTERN [LOGO]

CONSUMER BANKING FEE INCOME OPPORTUNITIES
--------------------------------------------------------------------------------

($ in millions)



                                                        1998            1999
                                                        ----            ----
  Checking fee parity with WAMU fees
        (existing accounts)                             $13             $13

  Implementation of WAMU free checking
        (new accounts) and cross-selling
        of related products                              30              52

  Improved sales/fees in securities
        subsidiaries                                     13              16

  Enhanced fees from expanded loan production             4               7
                                                        ---             ---

                Total Pretax                            $60             $88

                Total Aftertax                          $36             $53

--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                  GREAT WESTERN [LOGO]

NET INTEREST INCOME GROWTH
--------------------------------------------------------------------------------

- Earnings retention results in strong capital growth

- Strong historical and projected loan originations create net loan growth

- Capital retention plus net loan growth at reasonable margins leads to increased net interest income

--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]
                                       32

STRONG CAPITAL GENERATION AND GROWTH POTENTIAL
--------------------------------------------------------------------------------

($ in millions)


                                12/31/96        1997P       1998P       1999P
                                --------        -----       -----       -----
Beginning Combined Common
  Equity                                       $4,710      $5,026      $5,926

Pro Forma Net Income                              856       1,216       1,497

Aftertax Restructuring Charge                    (318)         --          --

Common Dividends @ 26% Payout                    (223)       (316)       (389)
                                ------         ------      ------      ------

  Ending Combined Common
    Equity                      $4,710         $5,026      $5,926      $7,034
                                ======         ======      ======      ======

                        Asset                   Excess Common Equity Above 5%
                    Growth Rate(a)                Common Equity/Assets Ratio
                    --------------              -----------------------------
                          8%                     $305        $827      $1,527
                         10%                      217         636       1,215
                         12%                      130         442         892
                         14%                       42         245         557



(a) Annual growth from 12/31/96 pro forma total assets of $87.4 billion

--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

STRONG ORIGINATION CAPABILITIES
--------------------------------------------------------------------------------
($ in billions)

                            TOTAL LOAN ORIGINATIONS
                                  [BAR GRAPH]


                WAMU        GWF     WAMU & GWF
                ----       -----    ----------
1995..........  $ 9.4      $9.7     $19.1
                                          +16%
1996..........  $13.6      $8.5     $22.1

96:Q1.........  $ 3.0      $1.7     $ 4.7
                                          +21%
97:Q1.........  $ 3.5      $2.2     $ 5.7

                              NET ORIGINATIONS(a)
                                  [BAR GRAPH]


                WAMU     GWF    WAMU & GWF
                -----   -----   ----------
1995..........  $6.5    $4.5      $11.0
1996..........  $9.2    $2.2      $11.4
96:Q1.........  $2.1    $0.3      $ 2.4
97:Q1.........  $2.5    $0.8      $ 3.3

(a) Total originations less REO transfers, prepayments and paydowns. Net originations are not reduced for loans sold.

--------------------------------------------------------------------------------
 Washington Mutual [LOGO]                34                 GREAT WESTERN [LOGO]

1997:Q1 - ATTRACTIVE TRENDS IN LOAN
          ORIGINATION MIX
--------------------------------------------------------------------------------

                                  [PIE CHART]                  [PIE CHART]
                                    1996:Q1                      1997:Q1
Single-family                        75.6%                        69.5%
Multi-family/ECRE                     5.7%                         6.2%
Construction                          8.3%                         9.4%
Consumer                              9.1%                        10.7%
Commercial                            1.2%                         4.3%

--------------------------------------------------------------------------------
Washington Mutual [LOGO]                                   GREAT WESTERN [LOGO]

LOAN RETENTION DRIVES GROWTH IN
NET INTEREST INCOME
--------------------------------------------------------------------------------
($ in millions)

                                        1996A           1997P           1998P        1999P
                                       -------         -------         -------     --------

Combined Net Loan Growth                $7,011          $6,600(c)      $11,000      $11,400


Street Expectations of Net Loan
  Growth(a)                                 --          $3,500         $ 3,600        3,800
                                                        ------         -------      -------
Net Loan Growth Above Street
  Expectations                              --          $3,100         $ 7,400      $ 7,600

Cumulative Average Net Loan
  Growth Above Street
  Expectations(b)                                                      $ 6,800      $14,300

(a) Assumes 4% asset (in loans) growth of combined companies.
(b) Equals 100% of prior years and 50% of current year.
(c) Combined net loan growth for 1997: Q1 was $2,288 million or approximately
    35 percent of 1997P.
--------------------------------------------------------------------------------

[LOGO] Washington Mutual                                   GREAT WESTERN [LOGO]

INCREMENTAL NET INTEREST INCOME
--------------------------------------------------------------------

                                     1998                 1999
                                ----------------    ----------------
                                Average             Average
                                Balance    Yield    Balance    Yield
                                -------    -----    -------    -----
Incremental Loans                $6.8      7.25%     $14.3     7.25%
Incremental Liabilities           6.5      5.79       13.6     5.79
Incremental Capital(a)            0.3      0.00        0.7     0.00

Net Interest Income (Pretax)          $113                 $246
Net Interest Income (Aftertax)        $ 68                 $148
Net Interest Spread                   1.46%                1.46%
Net Interest Margin                   1.66%                1.72%

(a) Includes the incremental capital supplied by Great Western acquisition
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[LOGO] Washington Mutual                37                 GREAT WESTERN [LOGO]

1996 WAMU/ASB LOAN SPREADS
-------------------------------------------------------------------------------

                                   % of             Net Spread to
                              Resi/Consumer           Wholesale
                                Production        Matched Funding(a)
                              -------------       ------------------
Residential Mortgage
  Fixed Rate                       28%                  1.15%
  COFI ARM's                       36                   1.35
  Treasury ARM's                   12                   1.71
  Multifamily                       4                   2.57
  Construction -- Custom            6                   1.91
  Construction -- Spec.             4                   5.54

Consumer
  Home Equity                       5                   2.48%
  Mfd Housing                       3                   1.61
  Other                             2                   3.24
                                  ---
    Total                         100%                  1.69%(b)

(a) Net spread after deducting origination, servicing and credit costs
(b) Equivalent margin estimated to be 15-30 bps higher depending on capital allocation.
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[WASHINGTON MUTUAL LOGO]                                    [GREAT WESTERN LOGO]
                                       38

STRONG ASSET QUALITY AND RESERVES
----------------------------------------------------------------------------
($ in millions)



                                         At March 31, 1997
                        ---------------------------------------------------------
                        WAMU            GWF             Adjustments     Pro Forma
                        ----            ---             -----------     ---------

Non-Accrual             $240            $424                -             $664
Loans(a)

Real Estate Owned         94              77                -              171
                        ----            ----                              ----
    NPAs                $334            $501                -             $835
                        ====            ====                              ====

NPAs/Assets             0.73%           1.17%               -             0.94%

Loan Loss Reserves      $367            $321              $100            $788

Reserves/NPLs(a)         153%             76%               -              119%

(a) Excluding restructured loans
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Washington Mutual [LOGO]                                   GREAT WESTERN [LOGO]

A COMPELLING VALUATION
--------------------------------------------------------------------------------

                                                1997P      1998P      1999P
                                                -----      -----      -----
EPS Estimates Before Great Western(a)           $3.84     $4.58      $5.13

  P/E Multiple(b)                                12.2x     10.2x       9.1x

EPS Pro Forma for Great Western                            $4.81      $5.90

  P/E Multiple(b)                                           9.7x       7.9x

(a) First Call estimates for 1997 and 1998. 1999 based on IBES growth rate of
    12%.
(b) Based on closing stock price of $46.75 on 4/23/97.
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[LOGO] Washington Mutual               40                  GREAT WESTERN [LOGO]

        Washington Mutual, Inc. ("Washington Mutual") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western Financial Corporation ("Great Western") and a wholly-owned subsidiary of Washington Mutual pursuant to which each outstanding share of Great Western common stock would be converted into
0.9 shares of Washington Mutual common stock (the "Merger"). The participants in this solicitation may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, William G. Reed, Jr. and James H. Stever); the following executive officers of Washington Mutual; Craig S. Davis, Steven P. Freimuth, Lee D. Lannoye, William A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual; Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc R. Kittner and Douglas G. Wisdorf (collectively, the "Washington Mutual Participants"). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 394,141 shares 6,549,755 shares and 1,044,224 shares of Washington Mutual common stock, respectively. The remaining Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities.

        Great Western and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the Merger. The participants in this solicitation may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegal and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson, Carl
F. Geuther, Michael M. Pappas, A. William Schenck III, Ray W. Sims and Jaynie
M. Studenmund; and the following other members of management of Great Western:
Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows and John A. Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James F. Montgomery and John F. Maher beneficially owned 680,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

        Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brothers' role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells securities issued by Washington Mutual and its affiliates ("Washington Mutual Securities") and Great Western and its affiliates ("Great Western Securities") for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities, or option contracts or other derivatives in or relating to Washington Mutual Securities or Great Western Securities. As of April 21, 1997, Lehman Brothers had positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 224 of Washington Mutual's common shares; (ii) net "long" 27,434 shares of Washington Mutual's 9.12% preferred stock; (iii) net "long" 124,964 shares of Great Western's 8.30% preferred stock.

        Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H. F. Ahmanson & Company, for which they received and may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Great Western has agreed to indemnify Goldman Sachs and Merrill Lynch and certain persons related to them against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sach's role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vittorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Christopher Del-Moral Niles and Kavita Gupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell Great Western Securities and Washington Mutual Securities for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts or other derivatives in or relating to Great Western Securities or Washington Mutual Securities.

        As of April 21, 1997, Goldman Sachs had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 9,173 of Great Western's common shares; (ii) net "Long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 shares of Washington Mutual's common shares. As of April 21, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 7,126 of Great Western's common shares; (ii) net "long" 1,600 shares of Great Western's 8.30% preferred stock; and (iii) net "long" 1,526 of Washington Mutual's common shares.

                                       42